EMPLOYMENT AGREEMENT
                              --------------------

        AGREEMENT dated as of the 1st day of April, 2004 by and between Netsmart Technologies, Inc., a Delaware corporation with its principal office at 3500 Sunrise Highway, Suite D-122, Great River, New York 11739 (the "Company"), and Anthony F. Grisanti, residing at 45 Knollcrest Road, Nesconset, NY 11767 (the "Executive") superceding all other agreements or understandings heretofore in effect.

                              W I T N E S S E T H :

        WHEREAS, the Company has employed the Executive as its Chief Financial Officer and desires to continue to obtain the benefits of Executive's knowledge, skill and ability in connection with managing the operations of the Company and to continue to employ Executive on the terms and conditions hereinafter set forth; and

        WHEREAS, the Executive desires to provide his services to the Company and to accept employment by the Company on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1.  Employment and Duties.
    ---------------------

     (a) Subject to the terms and conditions hereinafter set forth, the Company hereby employs the Executive as its Chief Financial Officer, and he shall have the duties and responsibilities associated with the chief financial officer of a public corporation. During the Employment Term, as hereinafter defined, the Executive shall report to the Company's chief executive officer. Executive shall also perform such other duties and responsibilities as may be determined by the board of directors ("Board") or chief executive officer, as long as such duties and responsibilities are consistent with those of the Chief Financial Officer.

     (b) The Executive shall serve as a director of the Company or any of its subsidiaries, if elected, and in such executive capacity or capacities with respect to any affiliate of the Company to which he may be elected or appointed, provided that such duties are consistent with those of the Company's Chief Financial Officer. During the Employment Term, the Executive shall receive no additional compensation for services rendered pursuant to this Paragraph 1(b).

     (c) Unless terminated earlier as provided for in Paragraph 1(d) or Paragraph 6 of this Agreement, this Agreement shall have a term commencing as of the date of this Agreement and expiring on December 31, 2006. The Executive shall have the right, on notice given not later than sixty (60) days prior to the end of the term, to extend the term for a period of one (1) year. The initial term and any one-year extension of such term are collectively referred to as the "Employment Term."

     (d) Notwithstanding the provisions of Paragraph 1(c) of this Agreement, as long as this Agreement shall not have been terminated pursuant to Paragraph 6(a), (b) or (c) of this Agreement, the Executive, on ninety (90) days written notice to the Board, shall have the right to terminate the Employment Term, in which event (i) the Employment Term shall end on the date set forth in such notice with the same effect as if such date were the last day of the Employment Term set forth in Paragraph 1(c) of this Agreement, and (ii) such termination of the Employment Term by the Executive shall be deemed to be Retirement by the Executive as such term is defined in the Company's Executive Retirement Plan (the terms and conditions of which are incorporated by reference herein).

2.  Executive's Performance of Duties.
    ---------------------------------

        The Executive hereby accepts the employment contemplated by this Agreement. During the Employment Term, the Executive shall devote substantially all of his business time to the performance of his duties under this Agreement, and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company.

3.  Compensation and Other Benefits.
    -------------------------------

     (a) For his services to the Company during the Employment Term, the Company shall pay the Executive an annual salary ("Salary") for the year 2004 at the rate of $147,804 to be increased on January 1, 2005 and on each January 1st thereafter by a percentage not less than the greater of (i) five percent (5%) or
(ii) the (then) current annual percentage increase in the "Consumer Price Index for Urban Wage Earners and Clerical Workers (Revised Series) - New York Metropolitan Area". As used in this Agreement, the term "Salary" shall mean the salary in effect at the time of any relevant Company event after giving effect to the annual adjustments specified herein. All Salary payments shall be payable in such installments as the Company regularly pays its executive officers, but not less frequently than semi-monthly.

     (b) If the Compensation Committee of the Board ("the Committee") establishes a bonus plan or bonus pool for the Company's key management employees, which bonus plan or bonus pool may be based on a percentage of the Company's net income or such other formula as the Committee may determine, or which bonus plan or bonus pool may be based on the Committee's judgmental assessment of the Company's strategic progress and performance (including, but not limited to, the successful completion or implementation of certain acquisitions, divestitures, partnerships or other business combinations), the Executive shall participate in such bonus plan or pool commensurate with his position in the Company. The size of the bonus pool and the extent of Executive's participation in the bonus pool will be determined by the Compensation Committee, whose determination shall be final, binding and conclusive on the Company and the Executive. If, for any year, no bonus plan or bonus pool is established, the Executive shall be eligible for a discretionary bonus as determined by the Compensation Committee and the Board. Any bonus payments made to the Executive shall hereinafter be referred to as "Bonus."

     (c) The Executive shall receive the following benefits during the Employment Term and for a period of six calendar years following Retirement (including the year in which Retirement occurs):

          (i) Major medical health insurance for the Executive and members of his immediate family.

         (ii) Accident and life insurance to the extent such benefits are currently provided to the Company's executive officers, and long-term disability insurance which is currently in effect for the Executive, provided that the aggregate premiums paid directly by the Company and/or reimbursed by the Company to the Executive for such insurance coverage shall not exceed $7,500 per annum, and provided further that during Retirement such insurance coverage shall only be provided to Executive to the extent permitted by the Company's insurers. Should the aggregate premium for such insurance coverage be less than $7,500 per annum during the term of this Agreement, the Executive may, in his sole discretion, obtain additional insurance coverage such that the aggregate premium of such additional insurance and the insurance then in force shall not exceed $7,500 per annum, and the premium for such additional insurance shall be timely reimbursed to the Executive by the Company.

          (iii) Long-term medical care insurance to the extent that the Company is able, by using reasonable efforts, to obtain such coverage for an annual premium which does not exceed $3,000. To the extent that the annual premium for such coverage exceeds $3,000, if the Executive desires such coverage, he shall be responsible for the additional premiums.

     (d) The Executive shall receive the following benefits during the Employment Term:

          (iv) An automobile allowance of $1,200 per month payable monthly.

          (v) Vacation of five (5) weeks per annum.

     (e) Subsequent to the Employment Term for the balance of the Executive's life, the Company will obtain major medical health insurance for the Executive and his spouse which is comparable with the major medical and other health insurance provided from time to time by the Company to its employees; provided that to the extent that such insurance costs the Company more than $600 per month, any excess premium shall be paid by the Executive. In the event that the Executive is covered by major medical insurance by another company subsequent to the termination of the Employment Term, the Company shall not be required to provide such benefits to the Executive.

     (f) Any payments ("disability insurance payments") received by the Executive pursuant to a disability policy obtained through the Company (whether paid for by the Company or the Executive) shall be applied on a dollar-for-dollar basis to reduce the Salary or disability payments payable by the Company pursuant to this Agreement during the period when such disability insurance payments are being made.

4.  Reimbursement of Expenses.
    -------------------------

        The Company shall reimburse the Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by the Executive during the Employment Term in connection with the performance of his services pursuant to this Agreement hereunder in accordance with the Company's expense reimbursement policy.

5.  Additional Consideration Resulting from Certain Covered Transactions.
    --------------------------------------------------------------------

     (a) For purposes of this Agreement, the term "Covered Transaction" shall mean a corporate transaction (other than an Excluded Transaction as hereinafter defined) concluded during the Employment Term or (in the event of the Executive's Retirement) during a period of five years following the date of such Retirement, with a third party who is introduced to the Company directly or indirectly by the Executive. Such Covered Transactions shall include: (i) any merger, consolidation or sale by the Company of all or substantially all of its business or assets, or the sale of the stock, business or assets of any subsidiary; (ii) the acquisition by the Company of the stock or assets of any other corporation, partnership, or limited liability company, other than the purchase of capital assets or other assets by the Company in the normal course of business; (iii) any joint venture or similar transaction pursuant to which the Company and one or more other parties contribute funds or assets (including intellectual property rights) to another entity or third party, (iv) any licensing, distribution or similar transaction in which the Company pays or receives consideration for the grant or receipt of licensing distribution, marketing or similar rights; and (v) any other transaction which results in a business combination.

     (b) For purposes of this Agreement, the term "Excluded Transaction" shall mean a corporate transaction with respect to which (i) the Executive introduced the Company to an investment banker or business broker or finder or other third party who is entitled to receive a commission, fee or other compensation with respect to such corporate transaction, or (ii) a corporate transaction which is brought to the attention of the Executive in his position as Chief Financial Officer or Director of the Company.

     (c) In the event that the Company consummates a Covered Transaction (as herein defined), the Company shall pay to the Executive the Additional Consideration contemplated by this Agreement. Such Additional Consideration shall include (i) if the Covered Transaction is a stock or securities transaction, a certain number of Warrants which equal 2% of the number of shares of the Company's common stock (or 2% of the number of shares of the Company's common stock issuable upon the exercise or conversion of convertible securities) issued or paid by the Company in respect of the Covered Transaction; or (ii) if the Covered Transaction is a cash transaction, certain cash payment(s) which equal 1% of the total cash value paid by the Company in respect of the Covered Transaction.

     (d) Any Warrants issued by the Company to the Executive as the Additional Consideration provided herein shall (i) have an exercise price equal to the lower of (x) the closing price of the Company's common stock on the date of the execution of a definitive agreement with respect to the Covered Transaction, or (y) the closing price of the Company's common stock on the closing date of the Covered Transaction; (ii) have a term of five years from the date of issuance; (iii) provide for cashless exercise thereof; (iv) include anti-dilution provisions in the event that the Company should (x) make or pay a cash or stock dividend or distribution with respect to its outstanding shares of common stock, or (y) subdivide or reclassify its outstanding common stock into a greater or lesser number of shares by effecting a stock split or reverse split;

and (v) provide "piggyback" registration rights with respect to the shares of common stock issuable upon the exercise of such Warrants.

     (e) The value of any Company securities (including common stock and convertible securities) referenced herein shall be the greater of (i) the closing price of such securities on the principal market on which such securities are traded on the date of closing of the respective Covered Transaction, or (ii) the average closing price of such securities for the twenty
(20) consecutive trading days commencing five (5) trading days after the closing of the respective Covered Transaction.

     (f) Should the Executive's employment with the Company be terminated by the Company prior to the end of the Employment Term for any reason other than Cause, any Additional Consideration owing and payable to the Executive under the provisions of this Paragraph 5 shall be immediately payable. Should the Executive's employment with the Company be terminated for Cause, no Additional Consideration shall be payable notwithstanding the consummation of a Covered Transaction. Should the Executive terminate his employment with the Company other than for death, Disability or Retirement, or following a Change of Control (as hereinafter defined), no Additional Consideration will be due the Executive.

6.  Termination of Employment.
    -------------------------

     (a) This Agreement and Executive's employment hereunder shall terminate immediately upon the death of the Executive.

     (b) This Agreement and Executive's employment relationship pursuant to this Agreement, may be terminated by the Executive or the Company on not less than thirty (30) days' written notice in the event of Executive's Disability. For purposes of this Agreement, the term "Disability" shall mean any illness, disability or incapacity of the Executive which prevents him from substantially performing his regular duties for a period of three (3) consecutive months or four (4) months, even though not consecutive, in any twelve (12) month period. However, if the Executive is covered by long-term disability insurance, the Company may not terminate this Agreement pursuant to this Paragraph 6(b) unless the Executive is then eligible for and receiving disability payments under his long-term disability insurance.

     (c) In the event of a termination of the Executive's employment as a result of his death or Disability, as herein defined, the Company shall continue to pay to the Executive or his beneficiary, his Salary at the annual rate in effect at the date of death or date of termination resulting from a Disability, until the earlier of (i) six (6) months from the date of death or such termination resulting from a Disability or (ii) the expiration of the Employment Term.

     (d) The Company may terminate this Agreement and the Executive's employment relationship pursuant to this Agreement for Cause, in which event no further compensation shall be payable to Executive subsequent to the date of such termination. The term "Cause" shall mean (i) repeated failure to perform material instructions from the Board, provided that such instructions are reasonable and consistent with Executive's duties as set forth in Paragraph 1 of this Agreement, (ii) a breach of Paragraphs 7, 8 or 9 of this Agreement; (iii) a breach of trust whereby the Executive obtains personal gain or benefit at the expense of or to the detriment of the Company; or (iv) a conviction of the Executive of any felony. If the Company proposes to terminate this Agreement pursuant to clauses (i), (ii) or (iii) of this Paragraph 6(d), the Company shall notify the Executive in writing setting forth in reasonable detail the basis for the proposed termination, and the Executive shall have a reasonable opportunity to respond to the Board and to be represented before the Board by counsel. If this Agreement is terminated pursuant to clause (iv) of this Paragraph 6(d), and the conviction is subsequently reversed on appeal, the Company shall pay the Executive his Salary for the balance of the Employment Term. For purposes of clause (iv) of this Paragraph 6(d), a guilty plea or plea of nolo contendere or similar plea shall be deemed to be a conviction.

     (e) In the event that the Company terminates the Executive's employment other than as provided in Paragraphs 6(a), (b), (c) and (d) hereof, the Company shall pay to Executive as severance payments (w) his Salary then in effect as provided in this Agreement for the balance of the Employment Term, (x) his Bonus for the year immediately preceding such termination for the balance of the Employment Term, (y) his automobile allowance, and (z) amounts due in respect of earned, but unused vacation, all of which shall be paid annually in twelve (12) equal monthly installments commencing within the month following the month in which Executive's termination occurs. The period during which such severance payments are payable shall be considered the "Severance Period", and following any such Severance Period, the Executive's Retirement shall commence for purposes of this Agreement and the Company's Executive Retirement Plan.

     (f) In the event that, as a result of or following a Change of Control
(as hereinafter defined), the Executive is terminated by the Company other than for death, Disability or Cause, or resigns for any reason (including Retirement), as a result of or following a Change of Control (as hereinafter defined), the Company shall pay to the Executive severance in an amount equal to the product of forty-eight (48) multiplied by one twelfth (1/12) of the sum of
(i) his annual Salary then in effect, (ii) his average Bonus and/or commissions, as the case may be, for prior three years, (iii) his annual automobile allowance and (iv) his annual vacation pay. The severance payment provided herein shall be considered the "Change-in-Control Severance" and shall be paid to the Executive on the date of the termination of his employment.

     (g) Should the payment of the Change-in-Control Severance provided in Paragraph 6(f) hereof result in the Executive being subject to an "excise tax" on "excess parachute payments" pursuant to the provisions and definitions of
Section 280(G) of the Internal Revenue Code ("the Code") and pertinent Treasury Department regulations related thereto, the payment of such severance shall be adjusted by the Company such that the net after-tax benefit to the Executive of such severance payment (giving effect to any applicable excise tax, income tax and/or other taxes) will be the greater of that benefit resulting from (x) the Company's payment of the Change-in-Control Severance provided in Paragraph 6(f) hereof, or (y) the Company's payment of a severance equal to 2.99 times the Executive's "base compensation amount" as such term is defined in Section 280(G) of the Code. For purposes of this Paragraph 6(g), all calculations of the Change-in-Control Severance or other severance, and the Company's obligations related thereto, and of the Executive's tax liability related thereto, shall be made and agreed to by the Company and the Executive's personal tax advisor, and failing such agreement, a third-party professional tax accountant not associated with the Company or the Executive shall be retained by mutual agreement of the Company and the Executive to resolve any such disagreement or dispute. The costs associated with the retention of any such third-party tax accountant shall be borne by the Company.

     (h) For purposes of this Agreement, a Change of Control shall be deemed to have occurred if (x) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty five (25%) percent or more of the combined voting power of the Company's then outstanding securities, or (y) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a least a majority thereof unless the election of each new director was nominated, ratified or approved by at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of such period or who were elected or appointed with the approval or ratification of at least two-thirds (2/3) of the directors who were directors at the beginning of such period, or (z) the Board of Directors determines that an event (including a "CSM Disposition" as defined herein), other than as described in clauses (x) and (y) of this Paragraph 6(h), has resulted and will result in a Change of Control.

     (i) For purposes of this Agreement, a CSM Disposition shall mean a transaction, however structured, as a result of which the Company ceases to own the business presently being conducted by CSM, as the same business may be developed in the future, and includes, but is not limited to, a sale by CSM of all or a substantial portion of its business and assets, the sale by the Company of all or substantially all of the stock of CSM (provided that a public offering by CSM shall not be treated as a CSM Disposition), or the merger or consolidation of CSM with or into another corporation if, as a result thereof, the Company ceases to own a controlling interest in CSM.

7.  Trade Secrets and Proprietary Information.
    -----------------------------------------

        The Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future, information concerning customers, clients, marketing, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered "confidential information" of the Company for the purposes of this Agreement. In consideration of his employment hereunder, the Executive agrees that he will not, during or after the Term, without the consent of the Board make any disclosure of confidential information now or hereafter possessed by the Company, to any person, partnership, corporation or entity either during or after the term here of, except that nothing in this Agreement shall be construed to prohibit the Executive from using or disclosing such information (a) if such disclosure is necessary in the normal course of the Company's business in accordance with Company policies or instructions or authorization from the Board, (b) such information shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, (c) complying with legal process; provided, that in the event the Executive is required to make disclosure pursuant to legal process, the Executive shall give the Company prompt notice thereof and the opportunity to object to the disclosure, or (d) subsequent to the Term, if such information shall have either
(i) been developed by the Executive independent of any of the Company's confidential or proprietary information or (ii) been disclosed to the Executive by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company. For the purposes of Paragraphs 7, 8 and 9 of this Agreement, the term "Company" shall include the Company, its parent, its subsidiaries and affiliates.

8.  Covenant Not To Solicit or Compete.
    ----------------------------------

     (a) During the period from the date of this Agreement until one (1) year after the Executive is no longer receiving payments from the Company hereunder or under the Company's Executive Retirement Plan, the Executive will not, directly or indirectly:

          (i) Persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms "customer" and "client" as used in this Paragraph 8 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive's employment hereunder or during the twelve (12) months preceding the termination of his employment);

          (ii) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client of the Company during the one (1) year period prior to the termination of his employment;

          (iii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the termination of his employment, to leave the Company's employ, or to become employed by any person or entity other than the Company; or

          (iv) engage in any business in the United States whether as an officer, director, consultant, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement, unless, at the time of such termination or thereafter during the period that the Executive is bound by the provisions of this Paragraph 8, the Company ceases to be engaged in such activity, provided, however, that nothing in this Paragraph 8 shall be construed to prohibit the Executive from owning an interest of not more than five (5%) percent of any public company engaged in such activities.

     (b) The Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in Paragraphs 7, 8 and 9 of this Agreement as a condition of his employment are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     (c) The Company acknowledges that the payment of his severance hereunder and/or any other compensation or benefit due to the Executive is a necessary prerequisite to the Executive being bound by the Restrictive Covenants. If the Company fails to pay to the Executive his severance hereunder, and/or any other compensation or benefit due to the Executive, or any part thereof, within ten business days after receipt of written notice of such failure, the Executive shall be relieved of his obligations to comply with the Restrictive Covenants.

9.  Inventions and Discoveries.
    --------------------------

               Executive agrees promptly to disclose in writing to the Company any invention or discovery made by him during the period of time that this Agreement remains in full force and effect, whether during or after working hours, in any business in which the Company is then engaged or which otherwise relates to any product or service dealt in by the Company and such inventions and discoveries shall be the Company's sole property. Upon the Company's request, Executive shall execute and assign to the Company all applications for copyrights and letters patent of the United States and such foreign countries as the Company may designate, and Executive shall execute and deliver to the Company such other instruments as the Company deems necessary to vest in the Company the sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. If services in connection with applications for copyrights and/or patents are performed by Executive at the Company's request after the termination of his employment hereunder, the Company shall pay him reasonable compensation for such services rendered after termination of this Agreement.

10. Injunctive Relief.
    -----------------

               Executive agrees that his violation or threatened violation of any of the provisions of Paragraphs 7, 8 or 9 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This Paragraph 10 shall not affect or limit, and the injunctive relief provided in this Paragraph 10 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. In the event an injunction is issued against any such violation by Executive, the period referred to in Paragraph 8 of this Agreement shall continue until the later of the expiration of the period set forth therein or one (1) month from the date a final judgment enforcing such provisions is entered and the time for appeal has lapsed. Subject to Paragraph 8(c) of this Agreement, the provisions of Paragraphs 7, 8, 9 and 10 of this Agreement shall survive any termination of this Agreement and Executive's employment relationship with the Company pursuant to this Agreement.

11. Indemnification.
    ---------------

        The Company shall provide the Executive with payment of legal fees and indemnification to the maximum extent permitted by the Company's Certificate of Incorporation, By-Laws, and the Delaware General Corporation Law.

12. Miscellaneous.
    -------------

     (a) Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using. The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company further represents, warrants and agrees that the Agreement: (x) has been duly authorized by the Board and no other corporate action is required of the Company to enter into this Agreement and perform its obligations hereunder; (y) does not require the consent of any third party; and (z) does not violate any law, regulation, rule or material agreement, mortgage, bond, pledge, note or other instrument to which it or its properties are bound.

     (b) Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or facsimile or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Paragraph 12(b), to the parties at their respective addresses set forth at the beginning of this Agreement or by facsimile to the Company at (631) 968-2123 or to Executive at, with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either party may, by like notice, change the person, address or facsimile number to which notice is to be sent. If no facsimile number is provided for the Executive, notice to him shall not be sent by facsimile.

     (c) This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws except that the provisions of Paragraph 11 shall be governed by the Delaware General Corporation law.

     (d) Except for actions, suits, or proceedings taken pursuant to or under Paragraph 8, 9, 10 or 11 of this Agreement, any dispute concerning this Agreement or the rights of the parties hereunder shall be submitted to binding arbitration in New York City before a single arbitrator under the rules of the American Arbitration Association. The award of the arbitrator shall be final, binding and conclusive on all parties, and judgment on such award may be entered in any court having jurisdiction. The arbitrator shall have the power, in his discretion, to award counsel fees and costs to the prevailing party. The arbitrator shall have no power to modify or amend any specific provision of this Agreement except as expressly provided in Paragraph 12(f) of this Agreement.

     (e) Notwithstanding the provisions of Paragraph 12(d) of this Agreement, with respect to any claim for injunctive relief or other equitable remedy pursuant to Paragraph 10 of this Agreement or any claim to enforce an arbitration award or to compel arbitration, the parties hereby (i) consent to the exclusive jurisdiction of the United States District Court for the Southern or Eastern District of New York and Supreme Court of the State of New York in the County of New York or Suffolk, (ii) agree that any process in any action commenced in such court under this Agreement may be served upon them personally, either (x) by certified or registered mail, return receipt requested, or by Federal Express or other courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon them in New York City or Suffolk County, as the case may be, or (y) by any other method of service permitted by law, and (iii) waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereof.

     (f) If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in Paragraph 8 of this Agreement, so that it complies with applicable law.

     (g) This Agreement constitute the entire agreement of the Company and the Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (h) Neither party hereto shall have the right to assign or transfer any of its or his rights hereunder except in connection with a merger of consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

     (i) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

     (j) The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

     (k) No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  NETSMART TECHNOLOGIES, INC.


                                  By:  /s/ John S.T. Gallagher
                                       -------------------------------
                                       Chairman, Compensation Committee


                                  By:  /s/ James L. Conway
                                       --------------------------------
                                       James L. Conway, Chief Executive Officer

                                  THE EXECUTIVE


                                  /s/  Anthony F. Grisanti
                                  -------------------------------------
                                  Anthony F. Grisanti